                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          ICN PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                     PRELIMINARY PROXY MATERIALS

                                                            DATED APRIL 30, 2001

                                                           SUBJECT TO COMPLETION

                           ICN PHARMACEUTICALS, INC.

                                                                          , 2001

To the Stockholders of
ICN Pharmaceuticals, Inc.:

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of ICN Pharmaceuticals, Inc., which will be held on May 30, 2001, at [time] at [place]. Official Notice of the Meeting, a Proxy Statement and a form of proxy accompany this letter.

     The Company's 2000 Annual Report accompanies this Proxy Statement.

                                     NOTICE

     Dissident stockholders, Tito Tettamanti, through Special Situations Partners, Inc. ("SSP"), and Herbert A. Denton, through Providence Capital, Inc., have announced their intention to commence a proxy contest in opposition to your Board of Directors. Their group, named the "ICN Committee to Maximize Shareholder Value", will be seeking your support to elect three nominees representing their views in place of the highly qualified and experienced nominees proposed for election by your Board of Directors.

     In response to concerns raised by SSP, your Board of Directors reached an agreement last fall with SSP to revise the restructuring of the Company into three completely separate companies. ICN has been proceeding diligently to implement the restructuring plan. However, in the face of a general economic slowdown and uncertain conditions in capital markets, implementation of the restructuring plan has progressed slower than anticipated. ICN remains fully committed to implementation of the restructuring plan and is proceeding in the best interests for the long term benefit of its stockholders.

     We urge you to reject the nominees of Tettamanti and Denton -- do not sign any proxy card they may send you. Please be assured that your Board of Directors will continue to act in the best interest of all ICN stockholders.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. ON BEHALF OF YOUR BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                                          By Order of the Board of Directors,

                                          /s/         MILAN PANIC
                                          --------------------------------------
                                                       Milan Panic
                                                  Chairman of the Board

                           ICN PHARMACEUTICALS, INC.
                               3300 HYLAND AVENUE
                          COSTA MESA, CALIFORNIA 92626
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 30, 2001
                            ------------------------

To the Stockholders of
ICN Pharmaceuticals, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ICN Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at [place], on May 30, 2001, at [time], local time, for the following purposes:

     1. To elect three directors, to hold office until the 2004 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on April 23, 2001 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors,


                                          /s/ MILAN PANIC

                                          --------------------------------------
                                          Milan Panic
                                          Chairman of the Board


                                          /s/ DAVID C. WATT

                                          --------------------------------------
                                          David C. Watt
                                          Secretary

Dated:             , 2001

     PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED WHITE PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR BOARD ALSO URGES YOU NOT TO SIGN ANY PROXY CARDS SENT TO YOU BY THE ICN COMMITTEE TO MAXIMIZE SHAREHOLDER VALUE. EVEN IF YOU HAVE PREVIOUSLY SIGNED A PROXY CARD SENT TO YOU BY THE ICN COMMITTEE TO MAXIMIZE SHAREHOLDER VALUE, YOU CAN REVOKE IT BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ACCOMPANYING ENVELOPE.

                                                     PRELIMINARY PROXY MATERIALS

                                                            DATED APRIL 30, 2001

                                                           SUBJECT TO COMPLETION

                           ICN PHARMACEUTICALS, INC.
                               3300 HYLAND AVENUE
                          COSTA MESA, CALIFORNIA 92626
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                  ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  MAY 30, 2001

     This Proxy Statement is being mailed on or about             , 2001, to
stockholders of ICN Pharmaceuticals, Inc. (the "Company" or "ICN") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on May 30, 2001, or any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

     When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in accordance with the recommendations of the Board of Directors. A stockholder who executes and returns the enclosed proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Chairman of the Board of the Company, at the address of the Company, by revoking it in person at the Annual Meeting or by voting at the Annual Meeting. Stockholders may also revoke a prior proxy by executing a later-dated proxy and submitting it to any person; provided that such person ultimately delivers such later dated proxy to the Secretary of the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned the enclosed proxy does not alone revoke the proxy. If shares are held by a broker or other intermediary, a properly executed proxy from the record holder of such shares must be presented in order to vote such shares at the Annual Meeting.

                               VOTING SECURITIES

     Only stockholders of record at the close of business on April 23, 2001 will be entitled to notice of and to vote at the meeting and any adjournments thereof. As of the close of business on April 23, 2001, there were outstanding 80,618,070 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), held of record by approximately 7,287 stockholders, each of which shares is entitled to one vote at the Annual Meeting.

                             ELECTION OF DIRECTORS

     The Certificate of Incorporation of the Company provides that the Board of Directors be divided into three classes of directors. Three directors are to be elected at the 2001 Annual Meeting, each to serve until the 2004 Annual Meeting of Stockholders and until his or her successor is elected and qualified. The nominees are Kim Campbell, Ray Irani and Charles T. Manatt. Ms. Campbell and Mr. Irani currently serve as directors of the Company. Mr. Manatt was a director of the Company from 1992 until December 1999 when he became United States Ambassador to the Dominican Republic, a position he held until March 2001. If for any reason any nominee should not be available for election or be unable to serve as a director, the accompanying proxy will be voted for the election of such other person, if any, as the Board of Directors may designate. The Board of Directors has no reason to believe that any nominee will be unavailable for election or unable to serve.

     The Board of Directors of the Company recommends that the stockholders vote FOR the election of the three nominees for director named in this Proxy Statement. The ICN Committee to Maximize Shareholder Value is seeking to elect its own slate of three directors in opposition to the nominees proposed by your Board. YOUR BOARD BELIEVES THAT THE ELECTION OF THE ICN COMMITTEE TO MAXIMIZE SHAREHOLDER VALUE NOMINEES WOULD NOT BE IN YOUR BEST INTEREST.

     When a proxy in the form enclosed with this Proxy Statement is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of the three nominees listed above. If any other matters are properly presented at the Meeting for action, which is not presently contemplated, the proxy holders will vote the proxies (which confer discretionary authority upon such holder to vote on such matters) in accordance with their best judgment.

     The presence, in person or by proxy, of the holders of a majority of the voting securities entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the votes cast by the holders of the voting securities present, in person or represented by proxy at the Annual Meeting and entitled to vote their voting securities, is required to elect directors. Abstentions and broker non-votes in connection with the election of directors shall have no effect on such matters since directors are elected by a plurality of the votes cast at the Annual Meeting.

                 INFORMATION CONCERNING NOMINEES AND DIRECTORS

     The Board of Directors currently consists of fourteen members and will consist of twelve members after this election: Ms. Campbell and Mr. Irani whose terms expire in 2001, are standing for election for terms expiring in 2004; Messrs. Barker, Bayh, Charles, Jerney and Moses and Ms. Tomich are serving until the 2002 Annual Meeting of Stockholders and Dr. Guillemin and Messrs. Kurz and Panic are serving until the 2003 Annual Meeting of Stockholders. Mr. Manatt, who is not currently a director, is standing for election for a term expiring in 2004. Set forth below with respect to each director is certain personal information, including the present principal occupation and recent business experience, age, year commenced service as a director of the Company (including service as a director of a predecessor company) and other corporate directorships.

     Richard W. Starr, a director of the Company, passed away on January 29, 2001. Messrs. Andrei Kozyrev, Thomas Lenagh, and Roberts A. Smith, whose terms expire in 2001, are not seeking re-election.


     On October 19, 2000, the Company entered into an agreement with Special Situations Partners, Inc. ("SSP") pursuant to which the Company agreed to hold the 2001 Annual Meeting of Stockholders no later than May 30, 2001 and the 2002 Annual Meeting of Stockholders no later than May 29, 2002. The agreement also provides that the Company will cause the size of the Board to be reduced to nine
(9) members by no later than the 2002 Annual Meeting of Stockholders. Such reduction shall be accomplished by reducing to three the number of directors to be elected at each annual meeting of stockholders beginning with the 2000 Annual Meeting of Stockholders and that the number of directors elected at the 2001 and 2002 Annual Meetings in no event constitute less than two-thirds of the Board; and the Company would not impede or prevent any qualified person from soliciting proxies, making stockholder proposals or nominating directors at the 2001 and 2002 Annual Meetings. In accordance with the agreement with SSP, the Company has amended its By-laws to incorporate the provisions specified above.



     On October 19, 2000, the Company and Relational Investors LLC, on its own behalf and on behalf of each of its affiliates (collectively, "Relational"), entered into an agreement in which Relational agreed to withdraw nominees for election at the 2000 Annual Meeting. The Company and Relational further agreed that David H. Batchelder would resign as a director of the Company if the Company requested him to do so prior to the 2000 Annual Meeting. If Relational determines that the Company has not made sufficient progress in executing its restructuring, then Relational may request that the Company cause a nominee designated by Relational to be appointed to, as well as nominated for election to, the class of directors with a term expiring at the 2004 Annual Meeting, and if that nominee is not elected as a director at the 2001 Annual Meeting, then the Company would appoint that nominee to the Board of Directors. Mr. Batchelder resigned from the Board of Directors on October 25, 2000. On March 1, 2001, Relational requested that the Company nominate

Mr. Batchelder for election at the 2001 Annual Meeting. On April 6, 2001, the Company advised Relational that it does not believe Relational is entitled to any right to board membership for two primary reasons. First, the correspondence received by the Company from Relational Investors LLC does not indicate that affiliates of Relational Investors LLC have made the determination for designation as required by the terms of the agreement. Because the agreement was entered into by Relational Investors LLC on its own behalf and on behalf of each of its affiliates, a request for appointment of a nominee to the Board of Directors is not valid, in the Company's view, unless all of Relational Investors LLC's affiliates jointly request the appointment. The Company is, therefore, unable to determine whether the conditions to Relational's rights under the agreement have been satisfied. Second, at the time the Company negotiated the agreement, it was the Company's opinion that Relational's desire to obtain a Board seat was based upon the fact that Relational was a significant stockholder of the Company. At that time, it was also implied by the Company that Relational would continue to remain a significant stockholder. However, based upon public filings, it is the Company's understanding that Relational has sold all but 100 of its shares of Common Stock. The Company, therefore, may have entered into the agreement based on misleading information concerning Relational's intentions. On April 19, 2001, Mr. Batchelder advised the Company that Relational Investors LLC disagrees with the Company's position and reserved all of its rights under the agreement, including, without limitation, those relating to specific performance. If it is ultimately determined by a court of competent jurisdiction that Relational is entitled to designate a nominee to be appointed to the Board of Directors, the Company will appoint such nominee to the Board of Directors. It is the Company's position that in this event the Board of Directors would have the right to determine the class of directors to which the Relational nominee would be appointed (however, the Company's right to do so may not be free from doubt). Under the Company's By-laws (as amended in accordance with the terms of the agreement with SSP), there will be no position available in the classes of directors whose terms expire at the 2003 or 2004 Annual Meeting of Stockholders, unless there was a vacancy, by resignation or otherwise, or the Board of Directors unanimously agreed to amend the By-laws (or was compelled by a court of competent jurisdiction to amend the By-laws). Accordingly, in the absence of a vacancy or an amendment to the By-laws, any such Relational nominee would be appointed to the class of directors whose term expires at the 2002 Annual Meeting of Stockholders.



                                                                YEAR
                                                              COMMENCED
                                                             SERVING AS
                                                             DIRECTOR OF
NAME AND PRINCIPAL OCCUPATION                          AGE   THE COMPANY   OTHER CORPORATE DIRECTORSHIPS
-----------------------------                          ---   -----------   -----------------------------
DIRECTORS NOMINATED FOR ELECTION
RAY IRANI, Ph.D......................................  66       2001       Cedars Bank; KB Home; Canadian
                                                                           Occidental Petroleum
                                                                           Corporation
  Dr. Irani has been Chairman and Chief Executive
     Officer of Occidental Petroleum Corporation
     since 1990 and a director since 1984. He served
     as President of Occidental Petroleum from 1984
     until July 1996. He was Chief Operating Officer
     of Occidental Petroleum from 1984 to 1990. He
     was Chairman of the Board of Directors of
     Canadian Occidental Petroleum Ltd. from 1987 to
     1999.

                                                                YEAR
                                                              COMMENCED
                                                             SERVING AS
                                                             DIRECTOR OF
NAME AND PRINCIPAL OCCUPATION                          AGE   THE COMPANY   OTHER CORPORATE DIRECTORSHIPS
-----------------------------                          ---   -----------   -----------------------------
KIM CAMPBELL, PC, QC(a)(b)...........................  53       2000       e-Sim Ltd.; Interiorslive.com
  Ms. Campbell has been a lawyer consulting in the
     area of mediation and conflict resolution Since
     January 2001, Ms Campbell has been a Fellow at
     the Center for Public Leadership at the John F.
     Kennedy School of Government at Harvard
     University. From September 2000 until January
     2001, Ms Campbell was an author and lecturer.
     She was the Consul General of Canada in Los
     Angeles from September 1996 until September
     2000. From February 1996 until September 1996
     she was an author and lecturer. Ms Campbell held
     several positions in the Canadian government
     including Prime Minister from June, 1993 to
     November, 1993, Minister of Justice and Attorney
     General from February, 1990 to January, 1993,
     and Minister of National Defense from January,
     1993 to June, 1993. Ms Campbell also serves on
     the Governing Board of Harvard University,
     Northeastern University, UCLA and the
     Thunderbird American Graduate School of
     International Management.
CHARLES T. MANATT....................................  64       1992(h)
  Mr. Manatt is a partner in the law firm of Manatt,
     Phelps & Phillips, of which he was a founder in
     1965. He has been a member of that firm since
     its inception, except during the period when he
     was the United States Ambassador to the
     Dominican Republic. He was the United States
     Ambassador to the Dominican Republic from
     December 1999 until March 2001. Mr. Manatt
     served as Chairman of the Democratic Party from
     1981 to 1985.
DIRECTORS WHOSE TERMS EXPIRE IN 2002
NORMAN BARKER, JR.(c)(d)(b)..........................  78       1988       Bank Plus, Inc.; TCW
                                                                           Convertible
     Mr. Barker is the retired Chairman of the                             Securities, Inc.
     Board of First Interstate Bank of California and
     Former Vice Chairman of the Board of First
     Interstate Bancorp. Mr Barker joined First
     Interstate Bank of California in 1957 and was
     elected President and Director in 1968, Chief
     Executive Officer in 1971 and Chairman of the
     Board in 1973. He retired as Chairman of the
     Board at the end of 1985.

                                                                YEAR
                                                              COMMENCED
                                                             SERVING AS
                                                             DIRECTOR OF
NAME AND PRINCIPAL OCCUPATION                          AGE   THE COMPANY   OTHER CORPORATE DIRECTORSHIPS
-----------------------------                          ---   -----------   -----------------------------
BIRCH E. BAYH, JR., ESQ.(c)(b).......................  72       1992       Simon Property Group
  Sen. Bayh is a senior partner in the Washington,
     D.C. law firm of Oppenheimer, Wolff & Donnelly
     LLP. He previously was head of the Washington
     office of Bayh, Connaughton & Stewart, L.L.P.
     (1991-1997) and Rivkin, Radler, Bayh, Hart &
     Kremer (1985-1991), and a partner in the
     Indianapolis, Indiana and Washington, D.C. law
     firm of Bayh, Tabbert & Capehart (1981-1985).
     Mr. Bayh served as a United States Senator from
     the State of Indiana from 1963-1981.
ALAN F. CHARLES(c)(e)(f).............................  62       1986       Rand Institute of Civil Justice
  Mr. Charles was Vice Chancellor of University
     Relations at the University of California, Los
     Angeles from 1980 to 1993 and served in various
     administrative capacities at that university
     since 1972. He is now an independent consultant
     in higher education management.
ADAM JERNEY..........................................  59       1992
  Mr. Jerney is Chief Operating Officer and President
     of ICN. He served as Chairman of the Board and
     Chief Executive Officer of ICN from July 14,
     1992 to March 4, 1993 during Milan Panic's leave
     of absence. Mr. Jerney joined ICN in 1973 as
     Director of Marketing Research in Europe and
     assumed the position of General Manager of ICN
     Netherlands in 1975. In 1981, he was elected
     Vice President -- Operations and in 1987 he
     became President and Chief Operating Officer of
     SPI Pharmaceuticals, Inc., then a subsidiary of
     the Company. He became President of the Company
     in 1997. Prior to joining ICN, he spent four
     years with F Hoffmann-LaRoche & Company.
STEPHEN D. MOSES(c)(f)(e)............................  66       1988       The Central Asian-American
  Mr. Moses is Chairman of the Board of                                    Enterprise Fund; Steadfast
     Stephen Moses Interests. He was formerly                              Ventures, Inc.
     Chairman of the Board of National Investment
     Development Corporation and Brentwood Bank in
     Los Angeles, California. Mr. Moses serves on the
     Board of Directors of The Central Asian-American
     Enterprise Fund and is Chair of its investment
     committee. He is a member of the Board of
     Directors of Steadfast Ventures, Inc. He also
     serves on the Board of Councilors of The UCLA
     Foundation and is a Trustees emeritus of
     Franklin and Marshall College.

                                                                YEAR
                                                              COMMENCED
                                                             SERVING AS
                                                             DIRECTOR OF
NAME AND PRINCIPAL OCCUPATION                          AGE   THE COMPANY   OTHER CORPORATE DIRECTORSHIPS
-----------------------------                          ---   -----------   -----------------------------
ROSEMARY TOMICH......................................  63       2001       Occidental Petroleum
                                                                           Corporation
  Ms. Tomich has been owner of the Hope Cattle
     Company since 1958 and the A. S. Tomich
     Construction Company since 1970. She is also
     Chairman of the Board of Directors and Chief
     Executive Officer, Livestock Clearing, Inc. and
     was a founding director of the Palm Springs
     Savings Bank. Ms. Tomich is also a member of the
     Advisory Board of the University of Southern
     California School of Business Administration and
     on the Board of Councilors of the UCLA
     Foundation.
DIRECTORS WHOSE TERMS EXPIRE IN 2003
ROGER GUILLEMIN, M.D., Ph.D.(a)......................  77       1989       Theratechnologies, Inc; CEREP
                                                                           S.A.
  Dr. Guillemin has been an Adjunct Professor of
     Medicine at the University of California College
     of Medicine in San Diego since 1970. He was a
     Distinguished Scientist at the Whittier
     Institute in La Jolla, California from March
     1989 to 1995 and was Resident Fellow and
     Chairman of the Laboratories for
     Neuroendocrinology at the Salk Institute in La
     Jolla, California Dr. Guillemin was awarded the
     Nobel Prize in Medicine in 1977 and, in the same
     year, was presented the National Medal of
     Science by the President of the United States.
     He was affiliated with the Department of
     Physiology at Baylor College of Medicine in
     Houston, Texas from 1952 to 1970. Dr. Guillemin
     is a member of the National Academy of Sciences,
     and a Fellow of the American Association for the
     Advancement of Science. He has also served as
     President of the American Endocrine Society.
JEAN-FRANCOIS KURZ(d)(g).............................  67       1989       Board of Banque Pasche S.A.,
                                                                           Geneva
  Mr. Kurz was a member of the Board of Directors and
     the Executive Committee of the Board of DG Bank
     Switzerland Ltd. from 1990 to 1992. In 1988 and
     1989, Mr. Kurz served as a General Manager of
     TDB American Express Bank of Geneva and from
     1969 to 1988, he was Chief Executive Officer of
     Banque Gutzweiler, Kurz, Bungener in Geneva. Mr.
     Kurz is also Chairman of the Board of Banque
     Pasche S.A., Geneva.
MILAN PANIC(g).......................................  71       1960
  Mr. Panic, the founder of ICN, has been Chairman of
     the Board and Chief Executive Officer of ICN
     since its inception in 1960 and served as
     President until 1997. He was on a leave of
     absence from July 14, 1992 to March 4, 1993
     while he was serving as Prime Minister of
     Yugoslavia and a leave of absence from October
     1979 to June 1980.

                                                                YEAR
                                                              COMMENCED
                                                             SERVING AS
                                                             DIRECTOR OF
NAME AND PRINCIPAL OCCUPATION                          AGE   THE COMPANY   OTHER CORPORATE DIRECTORSHIPS
-----------------------------                          ---   -----------   -----------------------------
DIRECTORS NOT STANDING FOR RE-ELECTION
THOMAS H. LENAGH(f)(d)(e)............................  82       1979       Adams Express; Gintel Corp; ASD
                                                                           Group Fund; Clemente Strategic
                                                                           Fund; Inrad Corp.

  Mr. Lenagh is Chairman of the Board of Inrad Corp.
     and an independent financial advisor. He was
     Chairman of the Board and CEO of Greiner
     Engineering, Inc. from 1982 to 1985. Mr. Lenagh
     served as Financial Vice President to the Aspen
     Institute from 1978 to 1980, and since then as
     an independent financial consultant. From 1964
     to 1978, he was Treasurer of the Ford
     Foundation.
ROBERTS A. SMITH, Ph.D.(c)(a) (g)....................  71       1960       PLC Medical Systems
  Dr. Smith was President of Viratek, Inc., then a
     subsidiary of the Company, and Vice
     President -- Research and Development of SPI
     Pharmaceuticals, Inc., then a subsidiary of the
     Company, through 1992. For more than eleven
     years, Dr Smith was Professor of Chemistry and
     Biochemistry at the University of California at
     Los Angeles.
ANDREI KOZYREV, Ph.D.(e).............................  50       1998
  Dr. Kozyrev has been Vice President -- Eastern
     Europe of ICN since 1999. Dr Kozyrev joined
     ICN's Board in early 1998. He served as a member
     of the Russian Parliament from 1994 to 1999, and
     held several other senior level posts in Russia,
     including Minister of Foreign Affairs. Dr.
     Kozyrev earned his Ph.D. in History. He is also
     an author, having published several works on the
     Russian economy and international affairs.


---------------
(a) Member of the Science and Technology Committee

(b) Member of the Corporate Governance Committee

(c) Member of the Compensation and Benefits Committee

(d) Member of the Finance Committee

(e) Member of the Communications Committee

(f) Member of the Audit Committee

(g) Member of the Executive Committee

(h) Mr. Manatt had been a director of the Company from 1992 until December 1999 when he became Ambassador to the Dominican Republic, a position he left in March 2001.

     None of the directors are related by blood or marriage to one another or to an executive officer of the Company.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors has a standing Executive Committee, Audit Committee, Finance Committee, Science and Technology Committee, Compensation and Benefits Committee, Communications Committee and Corporate Governance Committee, but does not have a standing nominating committee.

     The current members of the Executive Committee are Messrs. Panic and Kurz and Dr. Smith. This Committee is empowered to act upon any matter for the Board of Directors, other than matters which may not be delegated under Delaware law. The Executive Committee held two meetings during the year ended December 31, 2000.

     The current members of the Audit Committee, which held eight meetings during the year ended December 31, 2000, are Messrs. Charles, Lenagh and Moses. Its functions include recommending to the Board of Directors the selection of the Company's independent public accountants and reviewing with such accountants the plan and results of their audit, the scope and results of the Company's internal audit procedures and the adequacy of the Company's systems of internal accounting controls. In addition, the Audit Committee reviews the independence of the independent public accountants and reviews the fees for audit and non-audit services rendered to the Company by its independent public accountants.

     The Compensation and Benefits Committee recommends to the Board of Directors the compensation and benefits for senior management and directors, including the grant of stock options. The current members of this Committee are Messrs. Barker, Charles and Moses, and Dr. Smith. This Committee held four meetings during the year ended December 31, 2000.

     The Finance Committee oversees investment and commercial banking issues and investment guidelines. The current members of this Committee are Messrs. Barker, Kurz and Lenagh. This Committee held three meetings during the year ended December 31, 2000.

     The Science and Technology Committee formulates and oversees the scientific and technology policy of the Company. The current members of this Committee are Drs. Guillemin and Smith and Ms. Campbell. This Committee held two meetings during the year ended December 31, 2000.

     The Communications Committee oversees the development of external communications policy for the Company in both the public relations and investor relations disciplines. The current members of the Communications Committee are Messrs. Charles, Kozyrev, Lenagh and Moses. This Committee did not meet during the year ended December 31, 2000.

     The Corporate Governance Committee was formed in July 1995 and oversees the development of the Company's policies and procedures to insure the Company's adherence to good corporate governance for the benefit of the stockholders of the Company. The current members of this Committee are Messrs. Barker, Bayh and Ms. Campbell. This Committee did not meet during the year ended December 31, 2000.

     The Board of Directors met ten times during 2000 and all of the directors attended at least 75% of the meetings (including meetings of committees on which they serve).

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

NAME                                     AGE      PRESENT POSITION WITH THE COMPANY
----                                     ---   ---------------------------------------
Milan Panic............................  71    Chairman of the Board and Chief
                                               Executive Officer
Adam Jerney............................  59    Director, President and Chief Operating
                                               Officer
Richard A. Meier.......................  41    Executive Vice President and Chief
                                               Financial Officer
David C. Watt..........................  47    Executive Vice President, General
                                               Counsel and Corporate Secretary
John E. Giordani.......................  58    Executive Vice President
Bill A. MacDonald......................  52    Executive Vice President, Strategic
                                               Planning
Jack L. Sholl..........................  58    Executive Vice President, Public
                                               Relations
Johnson Y.N. Lau.......................  40    Senior Vice President, Research and
                                               Development
James G. McCoy.........................  59    Executive Vice President, Human
                                               Resources

     MILAN PANIC, the founder of ICN, has been Chairman of the Board and Chief Executive Officer of the Company since its inception in 1960 and President until 1997, except for a leave of absence from July 14, 1992 to March 4, 1993 while he was serving as Prime Minister of Yugoslavia and a leave of absence from October 1979 to June 1980.

     ADAM JERNEY has been President since January 1997 and has served as a director of ICN since 1992, at the time of Mr. Panic's leave of absence. He served as Chairman of the Board and Chief Executive Officer of ICN from July 14, 1992 to March 4, 1993 during Milan Panic's leave of absence (as discussed above). Mr. Jerney joined ICN in 1973 as Director of Marketing Research in Europe and assumed the position of General Manager of ICN Netherlands in 1975. In 1981, he was elected Vice President Operations. Prior to joining ICN, he spent four years with F. Hoffmann-LaRoche & Company.

     RICHARD A. MEIER joined ICN in May 1998 as Senior Vice President -- Finance and Corporate Treasurer. In January 2000, Mr. Meier was promoted to Executive Vice President and Chief Financial Officer. From October 1996 until joining ICN, Mr. Meier was a Senior Vice President with the investment banking firm of Schroder & Co. Inc. in New York, New York. From 1985 to October 1996, Mr. Meier served in various banking and private equity capacities at Salomon Smith Barney, Inc., Manufacturers Hanover Trust Corporation, Australian Capital Equity, Inc., and Windsor Hall Partners in New York and Dallas, Texas.

     DAVID C. WATT joined ICN in March 1988 as Assistant General Counsel and Secretary. He was elected Vice President Law and Secretary in December 1988. In January 1992, Mr. Watt was promoted to Senior Vice President of ICN. On February 1, 1994, Mr. Watt was elected Executive Vice President, General Counsel and Corporate Secretary of ICN. From 1986 to 1987, he was President and Chief Executive Officer of Unitel Corporation. He also served as Executive Vice President and General Counsel and Secretary of Unitel Corporation during 1986. From 1983 to 1986, he served with ICA Mortgage Corporation as Vice President, General Counsel and Corporate Secretary. Prior to that time, he served with Central Savings Association as Assistant Vice President and Associate Counsel from 1981 to 1983 and as Assistant Vice President from 1980 to 1981.

     JOHN E. GIORDANI joined ICN in June of 1986 as Senior Vice President and Chief Financial Officer. He served as ICN's Executive Vice President and Chief Financial Officer from 1992 to January 2000. Since January 2000, he has served as an Executive Vice President of the Company. Prior to joining ICN, Mr. Giordani served as Vice President and Corporate Controller of Revlon, Inc. in New York from 1982 through 1986 and Deputy and Assistant Corporate Controller with Revlon from 1978 through 1982. He was with the public accounting firm of Peat, Marwick, Mitchell & Co. (now known as "KPMG Peat Marwick LLP") from 1969 to 1978.

     BILL A. MACDONALD joined ICN in March 1982 as Director of Taxes. In 1983, he became Vice President -- Taxes and Corporate Development. In 1987, Mr. MacDonald became Senior Vice President -- Tax and Corporate Development and in 1992 was promoted to Executive Vice President -- Strategic Planning. From 1980 to 1982, he served as the Tax Manager of Pertec Computer Corporation. From 1973 to 1980, he was Tax Manager and Assistant Treasurer of Republic Corporation.

     JACK L. SHOLL joined ICN in August 1987 as Vice President, Public Relations. He was elected Senior Vice President -- Corporate Human Resources in September 1994. From 1979 to August 1987, he served as Director of Financial and Media Communications with Warner-Lambert Company of Morris Plains, New Jersey, and from 1973 to 1979 as Manager, Department of Communications with Equibank, N.A. of Pittsburgh, Pennsylvania. Prior to that time, he served on the Public Relations staff of the New York Stock Exchange (1971 -- 1973) and in editorial positions with The Associated Press (1971 -- 1986), the last as Supervising Business and Financial Editor in New York.

     JOHNSON Y.N. LAU M.D., PH.D., joined ICN in March 2000 as Senior Vice President, Research and Development. Before joining ICN, he was a Senior Director in Antiviral Research at the Schering-Plough Research Institute from 1997 until March 2000. He served as a faculty member at the University of Florida from 1992 to 1997. From 1989 to 1991, he served as a faculty member at the Institute of Liver Studies, King's College Hospital School of Medicine and Dentistry, University of London.

     JAMES G. MCCOY joined ICN in August 2000 as Executive Vice President, Human Resources. From 1979 to June 2000, he was with Coopers &
Lybrand/PricewaterhouseCoopers LLP. He was the managing partner for the financial cost management and middle market partners on the West Coast. Previously, he was Director of Human Resources, Strategic Planning and Accounting for Warner Elektra Atlantic Distribution Company, a subsidiary of Warner Communications. Prior to that time, he was with the public accounting firm Ernst & Ernst (now Ernst & Young) and Litton Industries, Inc.

     In April 2001, Mr. Panic was advised that a "private criminal proceeding" was instituted against him in Switzerland by Tito Tettamanti alleging defamation. In Switzerland, a "private criminal action proceeding" is prosecuted by an aggrieved party who must himself bring charges against the accused. A district attorney or other government prosecutor is not involved in this proceeding.

                     OWNERSHIP OF THE COMPANY'S SECURITIES

                             PRINCIPAL STOCKHOLDERS


     As of March 31, 2001, no person is known to management to be beneficial owners of more than 5% of the outstanding shares of the Common Stock.


                            OWNERSHIP BY MANAGEMENT

     The following table sets forth, as of April 23, 2001, certain information regarding the beneficial ownership of the Common Stock and the percent of shares owned beneficially by each director, each director nominee nominated by the Board of Directors and each Named Executive Officer (as defined below) and all directors and executive officers of the Company as a group:

                                                              NUMBER OF
                                                               SHARES
                                                            AND NATURE OF
                                                             BENEFICIAL
                                                              OWNERSHIP
                                                               OF ICN         PERCENTAGE
IDENTITY OF OWNER OR GROUP                                 COMMON STOCK(1)     OF CLASS
--------------------------                                 ---------------    ----------
Norman Barker, Jr........................................       146,819(3)        (2)
Birch E. Bayh, Jr........................................        97,266(4)        (2)
Kim Campbell, PC, QC.....................................            --           (2)
Alan F. Charles..........................................       100,547(5)        (2)
Roger Guillemin, M.D., Ph.D..............................       160,509(6)        (2)
Ray Irani, Ph.D..........................................            --           (2)
Adam Jerney..............................................     1,169,605(7)       1.5%
Andrei Kozyrev...........................................        40,625(8)        (2)
Jean-Francois Kurz.......................................       127,716(9)        (2)
Thomas H. Lenagh.........................................       136,117(10)       (2)
Charles T. Manatt........................................        36,787(11)       (2)
Stephen D. Moses.........................................        84,808(12)       (2)
Milan Panic..............................................     2,690,180(13)      3.3%
Roberts A. Smith, Ph.D...................................       215,733(14)       (2)
Rosemary Tomich..........................................            --           (2)
Richard A. Meier.........................................        80,250(15)       (2)
John E. Giordani.........................................        80,218(16)       (2)
Bill A. MacDonald........................................        50,044(17)       (2)
James G. McCoy...........................................            --           (2)
Johnson Y.N. Lau, M.D., Ph.D.............................        18,750(18)       (2)
Jack Scholl..............................................       152,250(19)       (2)
David Watt...............................................       193,140(20)       (2)
Directors and executive officers of the Company
  as a group (22 persons)................................     5,581,364(21)        7%

---------------
 (1) Except as indicated otherwise in the following notes, shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under the laws of California and certain other states, personal property owned by a married person may be community property which either spouse may manage and control, and the Company has no information as to whether any shares shown in this table are subject to community property laws.

 (2) Less than 1%.

 (3) Includes 141,690 shares of ICN common stock which Mr. Barker has the right to acquire within 60 days upon the exercise of stock options.

 (4) Includes 97,266 shares of ICN common stock which Sen. Bayh has the right to acquire within 60 days upon the exercise of stock options.

 (5) Includes 100,478 shares of ICN common stock which Mr. Charles has the right to acquire within 60 days upon the exercise of stock options.

 (6) Includes 159,681 shares of ICN common stock which Dr. Guillemin has the right to acquire within 60 days upon the exercise of stock options.

 (7) Includes 735,498 shares of ICN common stock which Mr. Jerney has the right to acquire within 60 days upon the exercise of stock options.

 (8) Includes 40,625 shares of ICN common stock which Mr. Kozyrev has the right to acquire within 60 days upon the exercise of stock options.

 (9) Includes 127,716 shares of ICN common stock which Mr. Kurz has the right to acquire within 60 days upon the exercise of stock options.

(10) Includes 124,528 shares of ICN common stock which Mr. Lenagh has the right to acquire within 60 days upon the exercise of stock options.

(11) Includes 33,750 shares of ICN common stock which Mr. Manatt has the right to acquire within 60 days upon the exercise of stock options.

(12) Includes 84,505 shares of ICN common stock which Mr. Moses has the right to acquire within 60 days upon the exercise of stock options.

(13) Includes 2,034,946 shares of ICN common stock which Mr. Panic has the right to acquire within 60 days upon the exercise of stock options.

(14) Includes 192,162 shares of ICN common stock which Dr. Smith has the right to acquire within 60 days upon the exercise of stock options.

(15) Includes 76,750 shares of ICN common stock which Mr. Meier has the right to acquire within 60 days upon the exercise of stock options.

(16) Includes 77,356 shares of ICN common stock which Mr. Giordani has the right to acquire within 60 days upon the exercise of stock options.

(17) Includes 44,250 shares of ICN common stock which Mr. MacDonald has the right to acquire within 60 days upon the exercise of stock options.

(18) Includes 18,750 shares of ICN common stock which Dr. Lau has the right to acquire within 60 days upon the exercise of stock options.

(19) Includes 138,682 shares of ICN common stock which Mr. Sholl has the right to acquire within 60 days upon the exercise of stock options.

(20) Includes 188,204 shares of ICN common stock which Mr. Watt has the right to acquire within 60 days upon the exercise of stock options.

(21) Includes 4,416,837 shares of ICN common stock which directors and executive officers have the right to acquire within 60 days upon the exercise of stock options.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires ICN's executive officers and directors, and persons who own more than ten percent of a registered class of ICN's equity securities, to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange. Such executive officers, directors and stockholders are required by Commission regulation to furnish ICN with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by ICN, or written representations from certain reporting persons that no Forms 5 were required for those persons, ICN believes that during fiscal year 2000 all filing requirements applicable to its executive officers, directors and ten percent beneficial owners were timely satisfied with the exception of Adam Jerney, who filed a late Form 4.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation awarded to, earned by, or paid to the Chief Executive Officer and the four most highly paid executive officers of the Company (the "Named Executive Officers"), for services rendered to the Company in all capacities during the years ended December 31, 2000, 1999 and 1998.

                                         ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                             -------------------------------------------   ----------------------------
                                                            OTHER ANNUAL    RESTRICTED     SECURITIES      ALL OTHER
                                                            COMPENSATION      STOCK        UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)       ($)(1)      AWARDS(#)(2)   OPTIONS(#)(3)      ($)(4)
---------------------------  ----   ---------   ---------   ------------   ------------   -------------   ------------
Milan Panic................  2000    750,366      478,700                          --             --        235,053(5)
  Chairman and               1999    701,277      413,821                          --        100,000        304,157
  Chief Executive Officer    1998    701,277    1,336,000                   4,013,966        253,542        193,366
Adam Jerney................  2000    452,572      253,400                          --             --         19,702(6)
  President and              1999    422,940      450,000                          --         30,000         27,597
  Chief Operating Officer    1998    422,940      235,773                   1,204,183         50,000         40,144
Richard A. Meier...........  2000    320,000      163,000                          --             --          4,600(7)
  Executive Vice President   1999    246,128      155,000                          --        150,000          7,714
  and Chief Financial
    Officer                  1998    155,538      285,000                          --             --          7,215
Bill MacDonald.............  2000    320,000      163,000                          --             --          6,252(8)
  Executive Vice President   1999    222,600       96,433                          --         30,000          2,978
  Strategic Planning         1998    222,600      328,567                     802,800         45,000          3,100
John E. Giordani...........  2000    320,000      163,000                          --             --         17,979(9)
  Executive Vice President   1999    312,375       50,000                          --         30,000         19,413
                             1998    312,375      423,900                     802,800         45,000         14,490

---------------
(1) Unless otherwise indicated, with respect to any individual named in the above table, the aggregate amount of perquisites and other personal benefits, securities or property was less than either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2) Includes award of restricted stock under the Company's Long Term Incentive Plan. The values of restricted stock awards presented in the table are based upon the market value of the common stock as of the date awarded. The restricted shares vest 25% per year, starting one year from the date of grant. At December 31, 2000, the aggregate number of shares of restricted stock and the value thereof were: Mr. Panic, 61,127 shares, $1,875,835; Mr. Jerney, 18,338 shares, $562,747; Mr. Giordani, 12,225 shares, $375,155 and
    Mr. MacDonald, 12,225 shares, $375,155. Dividends are paid on the restricted shares to the same extent paid on the Company's common stock, and are held in escrow until the related shares are vested.

(3) Includes grants of options to purchase shares of the Company's common stock.

(4) Except where otherwise indicated, the amounts in this column represent matching contributions to the Company's 401(K) plan, amounts accrued under an executive deferral plan and medical benefits and medical and life insurance premiums.

(5) In 2000, the $235,053 of "All Other Compensation" Mr. Panic received consisted of the following: executive medical ($1,235), life insurance ($9,552), interest ($160,619) and legal expenses ($63,350).

(6) In 2000, the $19,702 of "All Other Compensation" Mr. Jerney received consisted of the following: accounting-tax ($10,000), executive medical ($4,748), tennis club ($770) and life insurance ($4,184).

(7) In 2000, the $4,600 of "All Other Compensation" Mr. Meier received consisted of the following: executive medical ($3,794) and life insurance ($805).

(8) In 2000, the $6,252 of "All Other Compensation" Mr. MacDonald received consisted of the following: executive medical ($3,868) and life insurance ($2,384).

(9) In 2000, the $17,979 of "All Other Compensation" Mr. Giordani received consisted of the following: executive medical ($14,067) and life insurance ($3,912).

     In June 1996, the Company made a short-term loan to the Chairman and CEO in the amount of $3,500,000 for obligations arising from the settlement by the Company and the Chairman and CEO of a litigation to which the Chairman and CEO and the Company were parties. This litigation involved a claim by a former employee of the Company of alleged sexual harassment against her by the Chairman and CEO and the Company. During August 1996, this amount was repaid to the Company. In connection with this transaction, the Company guaranteed $3,600,000 of demand debt of the Chairman with a third party bank, which is renewable by the Chairman annually until repaid. In addition to the guarantee, the Company deposited $3,600,000 with this bank as collateral to the Chairman's debt, which will remain in place until such time as the Chairman repays his obligation to the bank. This deposit is recorded as a long-term asset on the Company's consolidated balance sheet. The Company is not aware of the time frame in which the Chairman expects to repay this obligation. Interest paid by the Company on behalf of the Chairman was charged to the Chairman as compensation expense and amounted to $160,916, $163,166 and $181,901 for the three years ended December 31, 2000, 1999 and 1998, respectively. The Company recognized interest income on the deposit of $124,330, $126,097 and $134,151 for the three years ended December 31, 2000, 1999 and 1998, respectively. The Chairman has provided collateral to the Company's guarantee in the form of a right to the proceeds of the exercise of options to acquire 150,000 shares with an exercise price of $15.17 and the rights to a $4,000,000 life insurance policy provided by the Company. In the event of any default on the debt to the bank, the Company has recourse that is limited to the collateral described above. Both the transaction and the sufficiency of the collateral for the guarantee were approved by the Board of Directors.


     In January 2001, the Company made a non-recourse loan to Mr. Adam Jerney, Chief Operating Officer and President of the Company, of $1,197,864.38 as part of a program adopted by the Board of Directors of the Company to encourage directors and officers of the Company to exercise stock options (the "Stock Option Program"). The loan is secured by 148,537 shares of the Company's Common Stock. In April 2001, the Company made a non-recourse loan to Mr. Milan Panic, Chairman of the Board and Chief Executive Officer of the Company, of $2,734,387.19 as part of the Stock Option Program. The loan is secured by 286,879 shares of the Company's Common Stock. These loans bear interest at a rate of 5.61% per annum, compounded annually, and interest is repaid at the time of principal repayment.

OPTION GRANT INFORMATION

     No options to purchase shares of common stock were granted to the Named Executive Officers in 2000.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information regarding (i) stock option exercises by the Named Executive Officers during 2000 and (ii) unexercised stock options held by the Named Executive Officers at December 31, 2000:

                          AGGREGATED OPTION EXERCISES
                  IN 2000 AND DECEMBER 31, 2000 OPTION VALUES

                                                        NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                                        SECURITIES UNDERLYING          IN-THE-MONEY OPTIONS
                          SHARES                    OPTIONS AT DECEMBER 31, 2000      AT DECEMBER 31, 2000(2)
                         ACQUIRED        VALUE      -----------------------------   ---------------------------
NAME                    ON EXERCISE   REALIZED(1)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                    -----------   -----------   ------------   --------------   -----------   -------------
Milan Panic...........         --     $       --     2,346,092         75,000       $33,050,219    $  285,938
Adam Jerney...........    262,808      4,309,563       836,135         75,400        16,220,424       560,662
Richard A. Meier......     18,250        372,984        69,250        162,500           905,750     1,998,906
Bill MacDonald........     30,000        582,423        25,500         45,000            11,462        85,781
John E. Giordani......     56,376        910,069        58,606         45,000           498,468        85,781


     (1) Difference between the fair market value of the shares of common stock at the date of exercise and the exercise price.



     (2) Difference between the fair market value of the shares of common stock on December 31, 2000 and the exercise price.

COMPENSATION OF DIRECTORS OF ICN

     Members of the Board of Directors of ICN, other than employees, were paid an annual fee of $30,000, payable quarterly, plus a fee of $1,000 for every Board meeting attended and an additional fee of $1,000 for every committee meeting attended, and were reimbursed for their out-of-pocket expenses in attending meetings. In addition, non-employee directors on each April 18th are granted options to purchase 15,000 shares.

CERTAIN EMPLOYMENT AGREEMENTS

     On March 18, 1993, the Board of Directors of ICN adopted employment agreements which contained "Change in Control" benefits for five then current key senior executive officers of ICN and its affiliates. The executives included the following Named Executive Officers: Messrs. Jerney, Giordani and MacDonald. In addition, the Company entered into an employment agreement with Richard A. Meier, Executive Vice President and Chief Financial Officer, on December 31, 1998, containing identical provisions to the agreements with Messrs. Jerney, Giordani and MacDonald (collectively the "Employment Agreements").

     The Employment Agreements are intended to retain the services of these executives and provide for continuity of management in the event of any actual or threatened Change in Control. Each Employment Agreement with Messrs. Jerney, Giordani and MacDonald had an initial term which ended March 30, 1996. The Employment Agreement with Mr. Meier had an initial term extending through December 31, 2000. The Employment Agreements automatically extend for one year terms each year thereafter unless either the executive or ICN elects not to extend it (provided that any notice by ICN not to extend the agreement cannot cause the agreement to be terminated prior to the expiration of the third anniversary of the date of the Employment Agreements). These Employment Agreements provide that each executive shall receive severance benefits equal to three times salary and bonus (and certain other benefits) if the executive's employment is terminated without cause, if the executive terminates employment for certain enumerated reasons following a Change in Control of ICN (including a significant reduction in the executive's compensation, duties, title or reporting responsibilities or a change in the executive's job location), or the executive leaves ICN for any reason or without reason during a sixty day period commencing six months after the Change in Control. The executive is under no obligation to mitigate amounts payable under the Employment Agreements.

     For purposes of the Employment Agreements, a "Change in Control" means any of the following events: (i) the acquisition (other than from ICN) by any person, subject to certain exceptions, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting power of ICN's then outstanding voting securities; (ii) the existing Board of Directors cease for any reason to constitute at least two-thirds of the Board, unless the election, or nomination for election by ICN's stockholders, of any new director was approved by a vote of at least two-thirds of the existing Board of Directors; or
(iii) approval by stockholders of ICN of (a) a merger or consolidation involving ICN if the stockholders of ICN, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than 80% of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of ICN outstanding immediately before such merger or consolidation, or (b) a complete liquidation or dissolution of ICN or an agreement for the sale or other disposition of all or substantially all of the assets of ICN. Removal of ICN's Board of Directors would also constitute a Change in Control under the Employment Agreements. If the employment of such key senior executives is terminated under any of the circumstances described above the executives would be entitled to receive the following approximate amounts (based upon present compensation): Adam Jerney $2,707,716; John Giordani $2,231,700; Bill MacDonald $1,945,700; and Richard A. Meier $1,815,000. In
addition, the vesting of certain options granted to the executives would be accelerated. The value of the accelerated options would depend upon the market price of the shares of Common Stock at that time.

CHAIRMAN EMPLOYMENT AGREEMENT

     ICN and Milan Panic entered into an employment agreement initially effective October 1, 1988, which has been amended and extended from time to time (the "Panic Employment Agreement"). The Panic Employment Agreement provides for automatic renewal on the first day of each month, such that the employment period is four years from the date of such renewal unless, at least 60 days prior to any such renewal date, ICN or Mr. Panic give notice to the other that the employment period will not so be extended. The base amount of salary for Mr. Panic was initially determined by the Compensation Committee of the Board of Directors of ICN in 1988. In setting the base amount, the Compensation Committee took into consideration Mr. Panic's then-current base salary, the base salaries of chief executives of companies of similar scope and complexity and the Compensation Committee's desire to retain Mr. Panic's services, given his role as founder of ICN. The Panic Employment Agreement provides that the annual salary, currently $802,892, is to be increased by an amount equal to not less than 7% annually. No increase would be paid, however, if in the previous fiscal year ICN's earnings per share, as certified by ICN's independent accountants, either (i) decrease by an amount equal to or greater than fifty percent (50%) of the annual earnings per share earned in the preceding fiscal year or (ii) reveal a loss, unless otherwise determined by the Board of Directors. The Panic Employment Agreement provides that during the period of his employment, Mr. Panic will not engage in businesses competitive with ICN without the approval of the Board of Directors. Mr. Panic may retire upon expiration of the term of the Panic Employment Agreement.

     Upon retirement, Mr. Panic may, at his option, serve as a consultant to ICN for life for which he would be compensated at the rate of $120,000 per year. This amount is subject to annual cost-of-living adjustments from the base year of 1967 until the date of retirement (currently estimated to be in excess of $577,000 per year, as adjusted). The consulting fee shall not at any time exceed the highest annual compensation, as adjusted, paid to Mr. Panic during his employment by ICN. Upon Mr. Panic's retirement, the consulting fee shall not be subject to further cost-of-living adjustments. The Panic Employment Agreement includes a severance compensation provision in the event of a Change in Control of ICN (as defined below). The Panic Employment Agreement provides that if within two years after a Change in Control of ICN, Mr. Panic's employment is terminated by ICN (other than by reason of Mr. Panic's illness or incapacity), or if Mr. Panic leaves the employ of ICN (other than by reason of Mr. Panic's death, disability, or illness), then Mr. Panic will receive as severance compensation five times his annual salary, as adjusted, but only to the extent that ICN determines that such amount will not constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code, and Mr. Panic will be deemed to have retired and will receive the same consulting fees to which he would otherwise have been entitled under the Panic Employment Agreement. In addition, (i) Mr. Panic will be entitled to continue life insurance, disability, medical, dental and hospitalization coverage, (ii) all restrictions on outstanding awards granted to Mr. Panic will lapse, and all stock options and stock appreciation rights granted to Mr. Panic will become fully vested and exercisable, and (iii) Mr. Panic will also be entitled to receive a cash payment equal to the excess of the actuarial equivalent of his aggregate retirement benefits had he remained employed by ICN for an additional three years over the actuarial equivalent of his actual aggregate retirement benefit. A Change in Control of ICN will occur, for purposes of the Panic Employment Agreement, if
(i) a Change in Control occurs of a nature which would be required to be reported in response to Item 6(e) of Schedule 14A under the Exchange Act (for purposes of that Item, "control" is defined as the power to direct or cause the direction of the management and policies of ICN, whether through the ownership of voting securities, by contract, or otherwise) unless two-thirds of the Existing Board of Directors, as defined below, decide in their discretion that no Change in Control has occurred for purposes of the agreement; (ii) any person is or becomes the beneficial owner, directly or indirectly, of securities of ICN representing 15% or more of the combined voting power of ICN's then outstanding securities; (iii) the persons constituting the Existing Board of Directors, as defined below, cease for any reason to constitute a majority of ICN's Board of Directors; or (iv) shares of ICN common stock cease to be registered under the Exchange Act. "Existing Board of Directors" is defined in the Panic Employment Agreement as those persons constituting the Board of Directors at the date of the Panic Employment Agreement, together with each new director whose election or nomination for election by ICN's stockholders was previously approved, or is approved within thirty days after such election or nomination, by a vote of at least two-thirds of the directors in office prior to such person's election as a director. If Mr. Panic's employment is terminated under any of the circumstances described above following such a Change in Control, in addition to the consulting fee as described above, Mr. Panic would be entitled to receive (based upon present compensation) $10,431,830.

COMPENSATION REPORT

     The Compensation and Benefits Committee ("Committee") is composed of Messrs. Barker, Charles, and Moses and Dr. Smith each of whom is a non-employee director for purposes of Rule 16b-3 of the Exchange Act.

     The following statement made by the members of the Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 as amended, or under the Exchange Act and shall not otherwise be deemed filed under such Acts.

  Compensation Philosophy

     The Board of Directors adopts an annual budget and financial plan which incorporates the goals and objectives to be achieved by the Company and the specific operating units. The goals focus on growth in operating income and growth in earnings per share. Each executive is responsible for the performance of their unit in relation to the plan. Specific goals and objectives for each executive are reviewed by the executive and their supervisor. In reviewing the annual performance which will determine the executive's compensation, the supervisor assesses a performance grade based on the pre-set performance objectives. This assessment is used to determine base salary for the following fiscal year. Eligibility for bonus awards was based on the pre-set performance guidelines and growth in operating income and earnings per share. However, bonuses may be paid even when these objective standards are not met if specific contributions by an employee merit a bonus or the reasons for failure to meet the objective standards are beyond the control of the Company and/or the employee. Stock options are granted based on a program developed for the Company by Towers Perrin, a compensation consulting company. Each individual's base number of options is derived from a formula which ties to their base salary. The Committee may then consider the achievement of individual as well as corporate performance goals in determining the ultimate number of options granted.

     The compensation of executives consists of salary, a bonus plan to reward performance and a long-term incentive stock option program.

  Base Salary

     Salaries are paid within certain grades which are established by the Human Resources Department of the Company reviewing data of other like companies in the same industry. The Company reviewed salary surveys prepared by Towers Perrin. These surveys did not state which companies participated in the surveys. The salary levels were in the median of compensation for similar positions. Grades are updated to reflect changes in the marketplace. The salaries of executives are reviewed on an annual basis by supervisory managers and the Committee.

  Bonus Plan

     The Company has adopted an Incentive Bonus Plan which is based on target goals of growth in both operating income and earnings per share. Individual performance goals are compared against the target goals established. Recommendations are made by individual supervisors and approved by the Committee.

  Long Term Stock Incentive Plans

     Stock options are granted as long range incentives to executives. Options vest over a ten year period. Options are granted at fair market value. The amount of options granted is tied to salary and performance and each grant is evaluated. No grant to executives is automatic. On May 29, 1996, at the Company's 1996 Annual Meeting of Stockholders, the stockholders approved a Long Term Incentive Plan ("LTIP") which provides for restricted stock awards to be granted to certain key officers and employees of the Company. Eligibility for awards under the LTIP requires that the Company's stock performance exceeds that of the Standard and Poor's 500 Index.

  Chief Executive Officer Compensation

     The Committee determines the compensation of the Chief Executive Officer based on a number of factors. The goal of the Committee is to grant compensation consistent with compensation granted to other chief executive officers of companies in the same industry. The Chief Executive Officer's compensation is based on an employment agreement with ICN (see "Executive Compensation") comprised of a base salary and a bonus based on the Company's performance. Special one time bonuses will be paid, at the Committee's discretion, based on special contributions made to the Company. Substantial bonuses are approved by the Board of Directors.

  Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code (the "Code"), which was enacted in 1993, generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1,000,000 in any taxable year beginning after January 1, 1994 to the chief executive officer and any of the four other most highly compensated executive officers who are employed by ICN on the last day of the taxable year. Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by the stockholders. The application of Section 162(m) is not expected to have a material impact on the federal income tax liability of ICN.

                                          Compensation and Benefits Committee

                                          Norman Barker, Jr.
                                          Alan F. Charles
                                          Stephen D. Moses
                                          Roberts A. Smith

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is providing this report to enable stockholders to understand how it monitors and oversees the Company's financial reporting process. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed and approved annual by the Board of Directors. A copy of the Audit Committee Charter, approved on August 12, 1999, has been included as Annex B to this Proxy Statement.

     This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management and the Company's independent public accountants; (ii) discussed with the Company's independent public accountants the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees); (iii) reviewed the written disclosures letter from the Company's independent public accountants as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with the Company's independent public accountants their independence from the Company.

     Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          Audit Committee
                                          Thomas Lenagh, Chairman
                                          Alan Charles
                                          Stephen Moses

                               PERFORMANCE GRAPH

     The following compares ICN's cumulative total stock return on the shares with the cumulative return on the Standard & Poor's 500 Stock Index and the 5-Stock Custom Composite Index for the five years ended December 31, 2000. The graph assumes that the value of the investment of the ICN Common Stock in each index as $100 at December 31, 1995 and that all dividends were reinvested.

                            CUMULATIVE TOTAL RETURN

           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1995

                               PERFORMANCE GRAPH

--------------------------------------------------------------------------------
                       Dec 95    Dec 96    Dec 97    Dec 98    Dec 99    Dec 00
--------------------------------------------------------------------------------
 ICN
  Pharmaceuticals,
  Inc.                  $100      $103      $260      $182      $206      $252
 S&P 500                $100      $123      $164      $211      $255      $232
 Custom Composite
  Index (5 Stocks)      $100      $ 89      $113      $206      $189      $351

     The 5-Stock Custom Composite Index consists of Allergan Inc., Alza Corp., Forest Laboratories -- Class A, Mylan Laboratories and Watson Pharmaceuticals Inc.

                              CERTAIN TRANSACTIONS

     See "Executive Compensation and Related Matters" for information concerning outstanding loans to executive officers of the Company.

     Dr. Roberts A. Smith, a director of the Company, received $30,000 in 2000 from the Company for consulting services rendered. Dr. Roger Guillemin, a director of the Company, received $39,375 in 2000 from the Company for consulting services rendered. Oppenheimer, Wolff & Donnelly LLP, a law firm with which Senator Bayh is affiliated, received legal fees from the Company of approximately $66,500 in 2000.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP was selected as the Company's independent public accountants for fiscal 2000. PricewaterhouseCoopers LLP will be present at the Annual Meeting and such representative will have an opportunity to make a statement if desired. Further, such representative will be available to respond to appropriate stockholder questions directed to him or her.

AUDIT FEES

     The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Forms 10-Q for
the year ended December 31, 2000 amounted to $          .

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers LLP did not render any professional services to the Company for financial information systems design or implementation for the year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees bill by PricewaterhouseCoopers LLP for professional services rendered for all other services for the year ended December 31, 2000
amounted to $          .

     The Audit Committee of the Company's Board of Directors has considered whether the provision of non-audit professional services rendered by PricewaterhouseCoopers LLP is compatible with maintaining their independence, and believes that the provision of such services is so compatible.

                             STOCKHOLDER PROPOSALS


     The Company's Certificate of Incorporation provides that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice generally must be delivered to or mailed and received at our principal executive officers not less than 60 days or more than 90 days prior to the scheduled date of the annual meeting, regardless of any postponement deferral or adjournment of that meeting. However, if less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be given not later than the close of business on the 10th day following the earlier of (i) the day on which the notice of the date of the meeting was mailed, or (ii) the day on which such public disclosure was made.


     Any stockholder wishing to submit a proposal to be included in the proxy materials relating to the Company's 2002 Annual Meeting must submit such proposal to the Company so that it is received by the Company at its principal executive offices no later than December 31, 2001.

                                 ANNUAL REPORT

     The Annual Report to Stockholders for the year ended December 31, 2000 (including audited financial statements) is being mailed to stockholders with this Proxy Statement. The Annual Report does not form part of the material for the solicitation of proxies.

                               PROXY SOLICITATION

     The costs of preparing and mailing this Notice and Proxy Statement and the enclosed form of proxy will be paid by the Company. In addition to soliciting proxies by mail, employees of the Company may, at the Company's expense, solicit proxies in person, by telephone, telegraph, courier service, advertisement, telecopier or other electronic means. The Company has retained Georgeson & Company Inc. ("Georgeson") to assist in the solicitation of proxies. The Company
will pay fees to Georgeson estimated at $          , plus reasonable
out-of-pocket expenses incurred by them. Georgeson will employ up to
approximately      people to solicit proxies from the Company's stockholders.
The Company will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for forwarding solicitation material to principals and for obtaining their instructions.

     In addition to the engagement of Georgeson described above, expenses related to the solicitation of stockholders in excess of those normally spent for spent for an annual meeting and excluding the costs of litigation, are
expected to aggregate approximately $          , of which approximately
$          has been spent to date. ANNEX A SETS FORTH CERTAIN INFORMATION
RELATING TO THE COMPANY'S DIRECTORS, NOMINEES, OFFICERS AND OTHER EMPLOYEES OF THE COMPANY WHO MAY BE SOLICITING PROXIES ON THE COMPANY'S BEHALF.

                                 MISCELLANEOUS

     The Board of Directors knows of no other matters which are likely to come before the Annual Meeting. If any other matters, of which the Board is not now aware, should properly come before the Annual Meeting, it is intended that the person named in the accompanying form of proxy will vote such proxy in accordance with his best judgment on such matters.

                                          By Order of the Board of Directors,


                                                     /s/ Milan Panic

                                          --------------------------------------

                                                       Milan Panic

                                                  Chairman of the Board

Costa Mesa, California
               , 2001

     THE COMPANY WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF ITS MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO: SECRETARY, ICN PHARMACEUTICALS, INC., 3300 HYLAND AVENUE, COSTA MESA, CALIFORNIA 92626.

                                                                         ANNEX A

           INFORMATION CONCERNING THE DIRECTORS AND CERTAIN OFFICERS
                  OF THE COMPANY WHO ALSO MAY SOLICIT PROXIES

     The following table sets forth the name, principal business address and the present office or other principal occupation or employment, and the name, principal business and the address of any corporation or other organization in which their employment is carried on, of the directors and certain officers of ICN Pharmaceuticals, Inc. (the "Company") ("Participants") who also may solicit proxies from the Company's Stockholders.

DIRECTORS

     The principal occupations of the Company's directors who are deemed Participants in the solicitation are set forth under "Election of Directors" in this proxy statement. The name and address of the directors is set forth below. For additional information concerning the directors see "Information Concerning Nominees and Directors."

NAME                                           ADDRESS
----                                           -------
Norman Barker, Jr.                             9601 Wilshire Blvd., Suite 623
                                               Beverly Hills, CA 90210
Birch E. Bayh, Jr.                             Oppenheimer, Wolff & Donnelly LLP
                                               1620 L Street, N.W., Suite 600
                                               Washington, D.C. 20036
Kim Campbell, PC, QC                           *
Alan F. Charles                                *
Roger Guillemin, MD, Ph.D.                     The Salk Institute
                                               10010 N. Torrey Pines Road
                                               La Jolla, CA 92037
Ray R. Irani                                   Occidental Petroleum Corporation
                                               10889 Wilshire Blvd.
                                               Los Angeles, CA 90024
Adam Jerney                                    *
Andrei Kozyrev                                 *
Jean-Francois Kurz                             *
Thomas Lenagh                                  *
Charles T. Manatt                              11355 W. Olympic Blvd.
                                               Los Angeles, CA 90064
Stephen Moses                                  Stephen Moses Interests
                                               1801 Avenue of the Stars, Suite 1150
                                               Los Angeles, CA 90067
Milan Panic                                    *
Roberts A. Smith                               *
Rosemary Tomich                                *

---------------
* Unless otherwise indicated, the Directors's address is ICN Pharmaceuticals, Inc. 3300 Hyland Avenue, Costa Mesa, CA 92626.

EXECUTIVE OFFICERS

     The Principal occupations of certain executive officers of the Company who may be deemed Participants are set forth under "Executive Officers" in the proxy statement. The principal business address of each such person is that of the Company, 3300 Hyland Avenue, Costa Mesa, CA 92626.

INFORMATION REGARDING OWNERSHIP OF THE COMPANY'S SECURITIES BY PARTICIPANTS

     The number of shares of common stock of the Company held by directors and the executive officers is set forth under the "Beneficial Ownership of Stock" section of this proxy statement.

INFORMATION REGARDING TRANSACTIONS IN THE COMPANY'S SECURITIES BY PARTICIPANTS

     The following table sets forth purchases and sales of the Company's securities by the Participants listed below since January 1, 1999. All transactions are in the Company's Common Stock.

                                                                   NUMBER OF SHARES OF
                                                                      COMMON STOCK
NAME                                                     DATE      PURCHASED OR (SOLD)    FOOTNOTE
----                                                   --------    -------------------    --------
Norman Barker, Jr. ..................................                         --
Birch E. Bayh, Jr. ..................................                         --
Alan F. Charles......................................                         --
Roger Guillemin, M.D., Ph.D. ........................                         --
Adam Jerney..........................................  01/22/01           16,571             (1)
                                                       01/22/01           51,736             (1)
                                                       01/22/01           38,803             (1)
                                                       01/22/01           41,427             (1)
                                                       07/13/00          179,953             (1)
                                                       07/13/00           82,855             (1)
Andrei Kozyrev.......................................                         --
Jean-Francois Kurz...................................  03/06/00            1,912             (1)
                                                       03/06/00           (1,912)            (2)
Thomas H. Lenagh.....................................  03/16/01            3,188             (1)
Charles T. Manatt....................................                         --
Stephen D. Moses.....................................  06/07/99            8,998             (1)
                                                       06/07/99           (8,998)            (2)
                                                       06/07/99            2,200             (1)
                                                       06/07/99           (2,200)            (2)
                                                       06/07/99           13,298             (1)
                                                       06/07/99          (13,298)            (2)
Milan Panic..........................................  04/23/01          336,146             (1)
                                                       04/05/01         (100,000)            (2)
                                                       12/29/00          (20,900)            (5)
                                                       08/27/99           53,542             (1)
                                                       08/27/99          (53,542)            (2)
                                                       08/26/99           50,000             (1)
                                                       08/26/99          (50,000)            (2)
Roberts A. Smith, Ph.D. .............................  03/20/01           16,571             (1)
                                                       11/23/99             (966)            (2)
Richard A. Meier.....................................  11/29/00           18,250             (1)
                                                       11/29/00          (18,250)            (2)
                                                       09/09/99            1,000             (3)

                                                                   NUMBER OF SHARES OF
                                                                      COMMON STOCK
NAME                                                     DATE      PURCHASED OR (SOLD)    FOOTNOTE
----                                                   --------    -------------------    --------
David C. Watt........................................  12/04/00          (23,934)            (2)
                                                       08/07/00            5,184             (1)
                                                       08/07/00           18,750             (1)
                                                       03/15/00           (3,806)            (2)
                                                       12/10/99           (3,035)            (2)
                                                       11/19/99           12,090             (1)
                                                       11/19/99          (12,090)            (2)
                                                       06/15/99           12,788             (1)
                                                       06/15/99          (12,788)            (2)
                                                       06/15/99           10,212             (1)
                                                       06/15/99          (10,212)            (2)
                                                       06/15/99            7,000             (1)
                                                       06/15/99           (7,000)            (2)
John E. Giordani.....................................  12/17/00           (2,908)            (2)
                                                       12/11/00            6,100             (1)
                                                       12/11/00           (6,100)            (2)
                                                       12/11/00           12,500             (1)
                                                       12/11/00          (12,500)            (2)
                                                       12/08/00           20,000             (1)
                                                       12/08/00          (20,000)            (2)
                                                       12/07/00            4,800             (1)
                                                       12/07/00           (4,800)            (2)
                                                       12/05/00            6,600             (1)
                                                       12/05/00           (6,600)            (2)
                                                       02/28/00            6,376             (1)
                                                       02/28/00           (6,376)            (2)
                                                       12/10/99           (3,068)            (2)
Bill A. MacDonald....................................  11/29/00           (3,000)            (2)
                                                       11/17/00           16,124             (1)
                                                       11/17/00          (16,124)            (2)
                                                       11/17/00            9,375             (1)
                                                       11/17/00           (9,375)            (2)
                                                       11/17/00            3,720             (1)
                                                       11/17/00           (3,720)            (2)
                                                       11/17/00              781             (1)
                                                       11/17/00             (781)            (2)
                                                       11/11/99              400             (1)
                                                       11/11/99             (400)            (2)
                                                       11/11/99              347             (1)
                                                       11/11/99             (347)            (2)
Jack L. Sholl........................................  12/31/00              106             (4)
Johnson Y.N. Lau M.D., Ph.D. ........................                         --
James G. McCoy.......................................                         --

---------------
(1) Exercise of stock options.

(2) Open market sale.

(3) Open market purchase.

(4) Dividend reinvestment.

(5) Gift given.

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

     Except as described in this Annex A or in the Proxy Statement, none of the participants nor any of their respective affiliates or associates (together, the "Participant Affiliates"), (i) directly beneficially owns any shares of common stock of the Company or any securities of any subsidiary of the Company or (ii) has had any relationship with the Company in any capacity other than as a shareholder, employee, officer or director. Furthermore, except as described in this Annex A or in the proxy statement, no Participant or Participant Affiliate is either a party to any transaction or series of transactions since January 1, 1999, or has knowledge of any currently proposed transaction or series of transactions, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any Participant or Participant Affiliate had or will have, a direct or indirect material interest. Except as described in this Annex A or in the proxy statement, no participant or Participant Affiliate has any arrangement or understanding with any person (i) with respect to any future employment by the registrant or its affiliates; or (ii) with respect to any future transactions to which the registrant or any of its affiliates will or may be a party.

                                                                         ANNEX B

                           ICN PHARMACEUTICALS, INC.
                            AUDIT COMMITTEE CHARTER

INTRODUCTION

     There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercises of independent judgment as a committee member.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In doing so, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation in accordance with all requirements.

     In carrying out these responsibilities, the Audit Committee will:

     - Recommend to the Board of Directors for its action the appointment or discharge of the corporation's independent auditors (taking into account the fees charged both for the audit and non-audit services) and the quality of its audit work.

     - Review and approve the scope and plan of both the internal audit department and external auditors.

     - Meet at least once each quarter and at any additional times at the Audit Committee Chairman's discretion.

     - Meet with the independent auditors at appropriate times to review, among other things, the results of the audit and any certification, report or opinion, which the auditors propose to render in connection with such statements. The review should also include any significant accounting and reporting issues, recent professional and regulatory pronouncements and the impact, if any, that these might have on the Company's financial statements.

     - Review and approve each professional service of a non-audit nature to be provided by the external auditors.

     - Meet with the corporation's chief internal auditor at least once a year to review his or her comment concerning the adequacy of the corporation's system of internal accounting controls, as well as other matters deemed appropriate, such as the activities, organizational structure and qualifications of the internal audit function.

     - Direct the external and internal audit staffs to inquire into and report to it on any of the Corporation's contracts, transactions, procedures, conduct of the corporate headquarters office, or any division, subsidiary or other unit, or any other matter having to do with the Corporation's business and affairs. If authorized by the Board of Directors, the Committee may initiate special investigations with other consultant in these regards.

     - Comply with all such matters as required of the Audit Committee by the SEC.

     - Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with the Board of Directors.

     - Review and approve the Audit Committee Charter at least once each year.

     The membership of the audit committee shall consist of at least three (3) independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Audit Committee members and the Committee Chairman shall be designated by the full Board of Directors upon the recommendation of the nominating committee.

     The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

                                                     PRELIMINARY PROXY MATERIALS

                                                            DATED APRIL 30, 2001

                                                           SUBJECT TO COMPLETION

                           ICN PHARMACEUTICALS, INC.
                3300 HYLAND AVENUE, COSTA MESA, CALIFORNIA 92626
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 30, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           ICN PHARMACEUTICALS, INC.


    The undersigned hereby appoints Milan Panic and David C. Watt as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of ICN Pharmaceuticals, Inc. (the "Company") held of record by the undersigned on April 23, 2001 at the annual meeting of stockholders to be held at 10:00 a.m. P.D.T. on May 30, 2001 or any adjournments or postponements thereof.


    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instructions are indicated herein, this proxy will be treated as a grant of authority to vote "FOR" the nominees to the Board of Directors listed on the reverse side of this proxy card.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE COMPANY'S DIRECTOR NOMINEES.


               (Continued and to be signed on the reverse side.)

                          (Continued from other side)


[X] Please mark your vote as in this example.



1.The Board of Directors of the Company recommends a vote "FOR" Kim Campbell,
  PC, QC, Ray Irani, Ph.D. and Charles T. Manatt as directors of the Company.



     [ ] FOR ALL NOMINEES LISTED                                   [ ]WITHHOLD AUTHORITY FOR ALL NOMINEES LISTED



  Election of nominees listed above to the Board of Directors of the Company.



(Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) in the following space.)


--------------------------------------------------------------------------------

At their discretion, the Proxies are authorized to vote upon any other matter as may come before the Annual Meeting.


                                          The undersigned acknowledges receipt
                                          of the copy of the Notice of Annual
                                          Meeting and Proxy Statement of the
                                          Company relating to the Annual
                                          Meeting.


                                          THE BOARD OF DIRECTORS OF THE COMPANY
                                          RECOMMENDS THAT YOU SIGN, DATE AND
                                          MAIL THIS PROXY CARD TODAY.

                                          --------------------------------------
                                          SIGNATURE                         DATE

                                          --------------------------------------
                                          SIGNATURE                         DATE


                                          Please date this Proxy and sign
                                          exactly as your name appears herein.
                                          When there is more than one owner, all
                                          must sign, when signatory or attorney,
                                          executor, administrator, trustee,
                                          guardian, corporate officer or
                                          partner, sign full title as such. If a
                                          corporation, please sign in full
                                          corporate name by duly authorized
                                          officer. If a partnership, please sign
                                          in partnership name by a duly
                                          authorized person.